[AMERICAN BANK INCORPORATED LOGO]





March 25, 2005


Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of American Bank Incorporated (the "Company"), which will be held at The Holiday Inn West, Route 100 and Interstate 78, Fogelsville, Pennsylvania, at 9:00 a.m. (local time) on April 20, 2005.

The business to be conducted at the Annual Meeting includes the election of three directors and the ratification of the appointment of the independent registered public accounting firm for the year ending December 31, 2005.

The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders. The Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

I urge you to sign, date and return the enclosed proxy card as soon as possible even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely,


/s/ Mark W. Jaindl
------------------
Mark W. Jaindl
Chairman, President and Chief Executive Officer

                           AMERICAN BANK INCORPORATED
                            4029 WEST TILGHMAN STREET
                          ALLENTOWN, PENNSYLVANIA 18104
                                 (610) 366-1800

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On April 20, 2005

         Notice is hereby given that the Annual Meeting of Stockholders of American Bank Incorporated (the "Company") will be held at The Holiday Inn West, Route 100 and Interstate 78, Fogelsville, Pennsylvania, on April 20, 2005 at 9:00 a.m., local time.

         A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

         The Annual Meeting is for the purpose of considering and acting upon:

         1.       The election of three Directors to the Board of Directors;

         2. The ratification of the appointment of Beard Miller Company LLP as the independent registered public accounting firm for the year ending December 31, 2005; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

         Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 18, 2005 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

         EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. A PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                            By Order of the Board of Directors



                                            /s/ Sandra A. Berg
                                            ------------------
                                            Sandra A. Berg, Corporate Secretary
Allentown, Pennsylvania
March 25, 2005
================================================================================
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
================================================================================

                                 PROXY STATEMENT

                           AMERICAN BANK INCORPORATED
                            4029 WEST TILGHMAN STREET
                          ALLENTOWN, PENNSYLVANIA 18104
                                 (610) 366-1800


                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 20, 2005

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of American Bank Incorporated (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at The Holiday Inn West, Route 100 and Interstate 78, Fogelsville, Pennsylvania, on April 20, 2005, at 9:00 a.m., local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 25, 2005.

                              REVOCATION OF PROXIES

         Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors will be voted in accordance with the directions given thereon. WHERE NO DIRECTIONS ARE INDICATED, VALIDLY EXECUTED PROXIES THAT ARE RETURNED TO THE COMPANY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT FOR CONSIDERATION AT THE ANNUAL MEETING.

         Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, Sandra A. Berg, at the address shown above, or by delivering a duly executed proxy bearing a later date. The presence at the Annual Meeting of any stockholder who has returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

                 VOTING SECURITIES AND METHOD OF COUNTING VOTES

         Holders of record of the Company's shares of common stock, par value $0.10 per share, as of the close of business on March 18, 2005 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 7,539,249 shares of common stock issued and outstanding. The presence in person or by proxy of stockholders entitled to vote a majority of the outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares represented in person or by proxy for purposes of determining that a quorum is present. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld. The affirmative vote of holders of a majority of the total votes cast at the Annual Meeting is required for the ratification of Beard Miller Company LLP as the Company's independent registered public accounting firm, without regard to either broker non-votes or abstentions.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         Persons and groups who beneficially own in excess of 5% of the Company's shares of common stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by each person who was the beneficial owner of more than 5% of the Company's outstanding shares of common stock.

                                          AMOUNT OF SHARES
                                          OWNED AND NATURE     PERCENT OF SHARES
         NAME AND ADDRESS OF                OF BENEFICIAL        OF COMMON STOCK
          BENEFICIAL OWNERS                 OWNERSHIP (1)          OUTSTANDING
         -------------------              ----------------     -----------------
        Mark W. Jaindl(2)                  4,881,467(3)              60.5%
        1964 Diehl Court
        Allentown, PA 18104

        David M. Jaindl(2)                 1,861,042(3)              24.4%
        3150 Coffeetown Road
        Orefield, PA 18069

        Estate of Frederick J. Jaindl        945,826                 12.5%
        3150 Coffeetown Road
        Orefield, PA 18069

        Martin F. Spiro                      444,368                  5.8%
        1224 Main Street
        Allentown, PA 18104

-----------
(1) Shares "beneficially owned" include shares owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other shares as to which the individual has or shares voting or investment power, and shares that the individual may purchase under stock option(s) exercisable within 60 days.
(2)  Mark W. Jaindl and David M. Jaindl are brothers.
(3) Includes shares held by the Estate of Frederick J. Jaindl, of which Mark W. Jaindl and David M. Jaindl are Co-Executors.

                       PROPOSAL I - ELECTION OF DIRECTORS

         The continuing Board of Directors consists of seven members. The Company's bylaws provide that approximately one-third of the directors are elected annually. Directors of the Company are generally elected to serve for a three-year period and until their respective successors are elected. Three directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors are elected. The Board of Directors has nominated Mark W. Jaindl, Anne L. Jaindl and J. Scott Pidcock to serve as directors for a three-year term. Each individual is currently a member of the Board of Directors.

         The table below sets forth certain information, as of March 18, 2005, regarding members of the Company's Board of Directors and executive officers. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.


                              POSITION(S)                                                 SHARES
                          HELD WITH THE COMPANY                DIRECTOR      CURRENT    BENEFICIALLY  PERCENT OF
         NAME               OR AMERICAN BANK         AGE       SINCE(1)    TERM EXPIRES   OWNED(2)      CLASS
----------------------   ----------------------  -----------  -----------  ------------ -----------  -----------
                                                NOMINEES

Mark W. Jaindl(11)              Chairman,            45          1996          2005    4,881,467(3)      60.5%
                            President and CEO
Anne L. Jaindl(11)              Director             76          2005          2005        9,621          *
J. Scott Pidcock                Director             51          2004          2005        3,250          *

                                           OTHER BOARD MEMBERS

Elizabeth A. Gaul(12)           Director             61          1996          2005      216,582(13)      2.9%
David M. Jaindl(11)             Director             48          1996          2006    1,861,042(4)      24.4%
John C. Long                    Director             40          2003          2006        5,291          *
Phillip S. Schwartz             Director             59          1996          2007      276,578(5)       3.6%
Martin F. Spiro                 Director             71          1996          2007      418,628(6)       5.8%


                                   EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Harry C. Birkhimer       Treasurer, Senior Vice      56           n/a           n/a       17,742(7)       *
                              President and
                         Chief Financial Officer
Sandra A. Berg           Secretary, Senior Vice      48           n/a           n/a       17,630(8)       *
                         and Chief  Operating Officer
Chris J. Persichetti     Senior Vice President,      42           n/a           n/a       19,880(9)       *
                          Chief Lending Officer
Robert W. Turner         Senior Vice President,      43           n/a           n/a        5,705(10)      *
                         Chief Technology Officer

All directors and executive                                                            6,788,649         81.7%
officers as a group (12 persons)

-----------
* Less than 1%.
(1) Reflects initial appointment to the Board of Directors of the Company or American Bank.
(2) Includes shares owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other shares as to which the individual has or shares voting or investment power, and shares that an individual may purchase under stock option(s) exercisable within 60 days.
(3) Includes 124,750 shares that can be acquired pursuant to the exercise of options, 105,000 shares that can be acquired pursuant to the conversion of trust preferred securities and 6,493 shares that can be acquired pursuant to the Senior Executive Retirement Plan. Also includes 2,561,835 shares held by Jaindl Associates LP, of which Mark W. Jaindl is the General Partner, and 415,000 shares that can be acquired pursuant to the conversion of trust preferred securities held by Jaindl Associates LP. Also includes 941,903 shares held by the Estate of Frederick J. Jaindl, of which Mark W. Jaindl is a Co-Executor, and 3,923 shares that can be acquired pursuant to the conversion of trust preferred securities held by the Estate of Frederick J. Jaindl. Also includes 2,440 shares as to which Mark W. Jaindl is a trustee, and 28,824 shares that can be acquired pursuant to the conversion of trust preferred securities as to which Mark W. Jaindl is a trustee.
(4) Includes 83,237 shares that can be acquired pursuant to conversion of trust preferred securities. Also includes 198,784 shares, as to which David M. Jaindl is a co-trustee, and 127,208 shares that can be acquired pursuant to the conversion of trust preferred securities as to which David M. Jaindl is a co-trustee. Also includes 941,903 shares held by the Estate of Frederick
     J. Jaindl, of which David M. Jaindl is a Co-Executor, and 3,923 shares that can be acquired pursuant to the conversion of trust preferred securities held by the Estate of Frederick J. Jaindl.
(5) Includes 19,000 shares that can be acquired pursuant to the conversion of trust preferred securities.
(6) Includes 65,000 shares that can be acquired pursuant to the conversion of trust preferred securities.
(7) Includes 9,000 shares that can be acquired pursuant to the exercise of options and 705 shares that can be acquired pursuant to the Senior Executive Retirement Plan.
(8) Includes 16,250 shares that can be acquired pursuant to the exercise of options and 705 shares that can be acquired pursuant to the Senior Executive Retirement Plan.
(9) Includes 16,088 shares that can be acquired pursuant to the exercise of options and 1,407 shares that can be acquired pursuant to the Senior Executive Retirement Plan.
(10) Includes 5,000 shares that can be acquired pursuant to the exercise of options and 705 shares that can be acquired pursuant to the Senior Executive Retirement Plan.
(11) Anne L. Jaindl is the mother of Mark W. Jaindl and David M. Jaindl.
(12) Ms. Gaul has elected to retire from the Board of Directors at the expiration of her current term, which expires at the annual meeting.
(13) Includes 12,000 shares that can be acquired pursuant to the exercise of options. Also includes 42,855 shares that can be acquired pursuant to the conversion of trust preferred securities.

         The business experience for the past five years for each of the Company's directors and executive officers is as follows:

         ANNE L. JAINDL. Mrs. Jaindl has served as a director since February 2005. Mrs. Jaindl is Chairperson of the Frederick J. Jaindl Foundation, a philanthropic foundation that was created in 1987 with annual bequests benefiting charitable causes throughout the Lehigh Valley. She is a General Partner of Jaindl Associates, L.P. Mrs. Jaindl is the Chairperson of Jaindl Turkey Sales, LLC, an agribusiness engaged in the processing and selling of turkeys and Chairperson of Schantz Orchards LLC. Mrs. Jaindl currently is serving on the boards of the Lehigh Valley Hospital and Allentown Art Museum and was a past trustee of De Sales University.

         MARK W. JAINDL. Mr. Jaindl has served as the Chairman of the Board of the Company and the Bank since April 2004 and President and Chief Executive Officer of the Bank since 1997 and of the Company since its formation in 2001. Mr. Jaindl serves as a Trustee for the Jaindl Foundation, a philanthropic organization benefiting charitable causes in the Lehigh Valley. Mr. Jaindl has been on the Board of Directors of Sageworth Holdings, LLC since November 2003 and its wholly owned subsidiary Sageworth Trust Company since February 2005. Sageworth provides fiduciary, investment and Family office services to its clients. Since May 2004, Mr. Jaindl has served as a member of the Board of Commissioners of the Lehigh County Housing Authority, which provides affordable housing programs to over 3,000 families throughout the Lehigh Valley. Mr. Jaindl was a director of Massachusetts Fincorp, Inc. and its wholly owned subsidiary, Massachusetts Co-operative Bank, from May 2000 until August 2002. He served as Chief Financial Officer of Jaindl Turkey Farms and Jaindl Land Company from May 1982 to October 1991 and again from June 1995 to October 1997. He served as a director of Pure World, Inc., the holding company for Pure World Botanicals, from October 1994 until October 2001. Mr. Jaindl served as a director of Continental Information Systems, Inc. from February 2000 to December 2001.

         DAVID M. JAINDL. Mr. Jaindl has served as Vice Chairman of the Company and the Bank since May 2004. Mr. Jaindl has served as a director of the Bank since 1996 and of the Company since its formation in 2001. Since 1994, Mr. Jaindl has served as President of Jaindl Land Company, a leading Lehigh Valley land developer of residential, commercial and industrial properties. He is also the owner and President of: Jaindl Farms LLC, which grows 750,000 turkeys annually and farms nearly 10,000 acres of land; Jaindl Turkey Sales, Inc., the marketing and distribution arm of Jaindl Farms; and Schantz Orchards LLC, a 300-acre orchard that grows over 50,000 bushels of various fruits annually. All of these businesses serve the Lehigh Valley and surrounding communities. Mr. Jaindl serves as a Trustee for the Jaindl Foundation, a philanthropic organization benefiting charitable causes in the Lehigh Valley, and most recently he was appointed to the Board of Trustees for Cedar Crest College.

         JOHN C. LONG. Mr. Long has served as a director of the Company since March 2003. Mr. Long has been a Vice President and Treasurer of Arrow International, Inc., Reading, Berks County, Pennsylvania, a manufacturer of medical devices, since 1995, and was also named Secretary of Arrow International, Inc. in January 2003. Mr. Long is a Certified Public Accountant and holds a Master of Business Administration degree from Columbia University, New York, New York. Mr. Long has been designated as the "Audit Committee Financial Expert" of the Company's Board of Directors.

         J. SCOTT PIDCOCK. Mr. Pidcock has served as a director of the Company since November 2004. Mr. Pidcock is principal owner of The Pidcock Company, Allentown, Pennsylvania, a consulting firm specializing in civil engineering, architecture, land planning and land surveying. Mr. Pidcock is a registered architect and a professional engineer. Mr. Pidcock is a member of the Executive Committee of the Yale University School Board of Advisors and the Moravian Academy Board of Trustees.

         PHILLIP S. SCHWARTZ. Mr. Schwartz has served as a director of the Bank since 1996 and of the Company since its formation in 2001. Mr. Schwartz has been the President of Schwartz Heating & Plumbing, Inc., which specializes in plumbing installation for new construction, since 1980. He serves on the President's Council of DeSales University. Mr. Schwartz has been President of P & M Schwartz Corporation, a land development corporation located in Whitehall, Pennsylvania since 1993. He also served on the PNC Bank Regional Board from 1993 until the fall of 1996.

         MARTIN F. SPIRO. Mr. Spiro has served as a director of the Bank since 1996 and of the Company since its formation in 2001. Mr. Spiro retired in 1987 from garment manufacturing and currently is an investor in bank and thrift stocks. From 1990 until 1994, Mr. Spiro was a director of VSB Bancorp, Inc. in Closter, New Jersey when it was acquired by UJB Financial. From 1990 until 1992, Mr. Spiro was a director of Flagship Financial Corp. in Jenkintown, Pennsylvania, when it was acquired by PNC Financial.

         HARRY C. BIRKHIMER. Mr. Birkhimer has been employed by the Bank as Senior Vice President and Chief Financial Officer since 1999, and has served as Vice President and Treasurer of the Company since its formation in 2001. He is a Certified Public Accountant. From 1991 to 1998 he was Chief Financial Officer of Indiana First Savings Bank, Indiana, Pennsylvania.

         SANDRA A. BERG. Ms. Berg has been employed by the Bank since 1997, most recently as Senior Vice President, Chief Operating Officer and Secretary, and serves as Vice President and Secretary of the Company. She has over 25 years of retail banking and branch management experience. From 1990 to 1997, Ms. Berg was employed by PNC Bank, most recently as an Assistant Vice President and Branch Manager.

         CHRIS J. PERSICHETTI. Mr. Persichetti has been employed by the Bank since 1999, most recently as Senior Vice President and Chief Lending Officer. He has 15 years of banking experience. From 1986 to 1999, Mr. Persichetti was employed by PNC Bank, most recently as a Vice President in the Business Banking Division.

         ROBERT W. TURNER. Mr. Turner has been employed by the Bank since 2001, most recently as Senior Vice President and Chief Technology Officer. From 2000 to 2001, Mr. Turner was a Senior Systems Engineer with Guardian Life Insurance Company. From 1995 to 2000, he was a Project Manager in the Construction and Mining Group of Ingersoll-Rand Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The business of the Company is conducted at regular and special meetings of the full Board and its standing committees. The standing committees are the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating Committee. The Chairman of the Board is an ex officio member of all committees except the Audit Committee. During the year ended December 31, 2004, the Board of Directors met at twelve regular meetings. No member of the Board or any committee thereof attended less than 75% of said meetings.

         EXECUTIVE COMMITTEE. The Executive Committee consists of Directors David M. Jaindl (Chairman), Phillip S. Schwartz and Martin F. Spiro. The Executive Committee meets as necessary when the Board is not in session to exercise general control and supervision in all matters pertaining to the interests of the Company, subject at all times to the direction of the Board of Directors. The Executive Committee did not meet during 2004.

         AUDIT COMMITTEE. The Audit Committee consists of Directors Elizabeth A. Gaul (Chairperson), Martin F. Spiro and John C. Long. Each member of the Audit Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards and under SEC Rule 10A-3. Mr. Long has been designated as the Audit Committee Financial Expert. The Audit Committee met six times during 2004.

         The duties and responsibilities of the Audit Committee include, among other things:

         o retaining, overseeing and evaluating an independent registered public accounting firm to audit the annual financial statements;

         o reviewing the integrity of the Company's financial reporting processes, both internal and external in consultation with the independent registered public accounting firm and the internal auditor;

         o    approving the scope of the audit in advance;

         o reviewing the financial statements and the audit report with management and the independent registered public accounting firm;

         o considering whether the provision by the independent registered public accounting firm of services not related to the annual audit and quarterly reviews is consistent with maintaining the auditor's independence;

         o reviewing earnings and financial releases and quarterly reports filed with the SEC;

         o consulting with the internal audit staff and reviewing management's administration of the system of internal accounting controls;

         o approving all engagements for audit and non-audit services by the independent registered public accounting firm; and

o        reviewing the adequacy of the audit committee charter.

         COMPENSATION COMMITTEE. The Compensation Committee consists of Phillip
S. Schwartz (Chairman), John C. Long and Martin F. Spiro. The Compensation Committee meets annually to review the performance of the Chief Executive Officer and other executive officers, and approves changes to the base compensation, as well as the level of bonus, if any, to be awarded to such officers. The Compensation Committee meets when needed to review all employment policies and the performance and remuneration of the officers and employees of the Company, and to review and approve all compensation and benefit programs implemented by the Company and all matters relating to pension plan administration. The Compensation Committee met one time during the year ended December 31, 2004.

         NOMINATING COMMITTEE. The full Board of Directors acts as Nominating Committee for the Company. The Company believes that it is appropriate that Directors Anne M. Jaindl, Mark W. Jaindl and David M. Jaindl, who are not "independent" as defined by Nasdaq corporate governance standards, serve on the Nominating Committee. The Company believes that Mrs. Jaindl, and Messrs. Jaindl and Jaindl, who are majority stockholders of the Company, should be able to participate in the nomination of directors, and Nasdaq corporate governance rules specifically provide a "Controlled Company Exemption" from the independence requirements with respect to nominating committees for companies with majority stockholders.

         The Company's Board of Directors has adopted a written charter for the Nominating Committee, which is available at the Company's website at www.pcbanker.com.

         The functions of the Nominating Committee include the following:

         o to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval; and

         o to develop and recommend to the Board criteria for the selection of individuals to be considered for election or re-election to the Board.

         The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees.

         The Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

         o has the highest personal and professional ethics and integrity and whose values are compatible with the Company's;

         o has had experiences and achievements that have given them the ability to exercise and develop good business judgment;

         o is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

         o is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

         o is involved in other activities or interests that do not create a conflict with their responsibilities to the Company and its stockholders; and

         o has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

         The Nominating Committee will also take into account whether a candidate satisfies the criteria for "independence" under Nasdaq corporate governance rules, and if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

         Procedures for the Consideration of Board Candidates Submitted by Stockholders. The Nominating Committee has adopted procedures for the submission of director nominees by stockholders for consideration by the Nominating Committee. If a determination is made that an additional candidate is needed for the Board, the Nominating Committee will consider candidates submitted by the Company's stockholders. Stockholders can submit the names of candidates for Director by writing to the Company's Corporate Secretary, 4029 West Tilghman Street, Allentown, Pennsylvania 18104. A submission must be received not less than ninety (90) days prior to the anniversary date of the Company's proxy materials for the preceding year's annual meeting. If the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, the stockholder's recommendation must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The submission must include the following information:

         o A statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

         o The name and address of the stockholder as they appear on the Company's books, and number of shares of the Company's common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder's ownership will be required);

         o The name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder's ownership should be provided);

         o A statement of the candidate's business and educational experience;

         o Such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

         o A statement detailing any relationship between the candidate and American Bank Incorporated;

         o A statement detailing any relationship between the candidate and any customer, supplier or competitor of American Bank Incorporated;

         o Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

         o A statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

         A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in "Stockholder Proposals."

         Stockholder Communications with the Board. A stockholder of the Company who wants to communicate with the Board or with any individual Director may do so through our website at www.pcbanker.com or by writing to:

                           American Bank Incorporated
                          Attention: Board of Directors
                            4029 West Tilghman Street
                               Allentown, PA 18104

         The communication should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will:

         o forward the communication to the Director(s) to whom it is addressed;

         o attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or

         o not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

ATTENDANCE AT ANNUAL MEETINGS OF STOCKHOLDERS

         The Company does not have a policy regarding director attendance at annual meetings of stockholders. All of the Company's then-current directors attended the prior year's annual meeting of stockholders.

CODE OF ETHICS

         The Company has adopted a Code of Ethics that is applicable to senior financial officers of the Company, including the Company's principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions as defined in the Code of Ethics. The Code of Ethics is available on the Company's website at www.pcbanker.com. Amendments to and waivers from the Code of Ethics with respect to the principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions will also be disclosed on the Company's website.

AUDIT COMMITTEE REPORT

         The Audit Committee operates under a written charter adopted by the Board of Directors, which was attached to the Company's proxy statement for its 2003 Annual Meeting of Stockholders. Each member of the Audit Committee satisfies the definition of independent director as established by the National Association of Securities Dealers.

         Management is responsible for the Company's internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         As part of its ongoing activities, the Audit Committee has:

         o Reviewed and discussed with management, and the independent registered public accounting firm, the Company's audited consolidated financial statements for the fiscal year ended December 31, 2004;

         o Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

         o Received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm its independence from the Company.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 and be filed with the SEC. In addition, the Audit Committee determined to engage Beard Miller Company LLP as the Company's independent registered public accounting firm for the year ending December 31, 2005, subject to the ratification of this appointment by the stockholders.

         This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                               The Audit Committee
                         Elizabeth A. Gaul, Chairperson
                                 Martin F. Spiro
                                  John C. Long

DIRECTORS' COMPENSATION

         Each non-employee Director receives $15,000 per year for attendance at Board and Committee meetings. For the year ended December 31, 2004, directors as a group received $77,750 in fees for their services. Under the Company's Non-Qualified Stock Option Plan, and beginning in 1999, each non-employee director received an annual option grant of 2,000 shares of common stock. Option grants to Directors were discontinued in 2002. At December 31, 2004, options to purchase a total of 12,000 shares of common stock had been granted to non-employee directors at an average exercise price of $5.58 per share, adjusted for the three-for-two stock split declared in January 2002.

EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table sets forth for the three years ended December 31, 2004, certain information as to the total remuneration paid by the Bank to the President and Chief Executive Officer. No other employee's salary and bonuses exceeded $100,000 in 2004. The Company does not separately compensate its employees.

                                        ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                               -----------------------------------    ---------------------------------------
                                                                      RESTRICTED       SECURITIES                   ALL OTHER
      NAME AND                                         OTHER ANNUAL     STOCK          UNDERLYING                 COMPENSATION
 PRINCIPAL POSITION     YEAR     SALARY     BONUS      COMPENSATION     AWARDS    OPTIONS/SARS(#)(1)   PAYOUTS         (1)
-------------------     ----   ---------  ---------    ------------   ----------  -----------------   ---------   -------------
Mark W. Jaindl,         2004   $ 187,923  $  10,400         --             --            10,000           --      $  22,192(2)
Chairman, President     2003     175,000     16,100         --             --                --           --         41,439(2)
and Chief Executive     2002     175,000      4,874         --             --            30,000           --         14,780(2)
Officer

-----------
(1)  Adjusted to reflect the three-for-two stock split declared in January 2002.
(2) Includes $5,000 and $25,000 contributed to the deferred compensation plan in 2004 and 2003. For the years ended December 31, 2004, 2003 and 2002 the amount includes $9,092, $7,772 and $6,907 of health, life and disability insurance premiums paid on behalf of Mr. Jaindl. For the years ended December 31, 2004, 2003 and 2002 the amount includes 250, 300 and 250 shares under the ESOP valued at the closing market price per share of $8.60, $9.78 and $9.49, respectively. For the years ended December 31, 2004, 2003 and 2002 the amount includes $5,950, $5,733 and $5,500 in matching funds for the 401(k) Plan.

EMPLOYEE BENEFIT PLANS

         NON-QUALIFIED STOCK OPTION PLAN. American Bank adopted a Non-Qualified Stock Option Plan, which was succeeded to by the Company. The Non-Qualified Stock Option Plan covers options to purchase 312,502 shares of common stock, of which 183,088 options were granted and outstanding at December 31, 2004. Options granted under this plan will have an option price at least equal to the fair market value of the common stock on the date of the grant. Options available for grant at December 31, 2004, were 129,414. The weighted-average remaining contractual life of the outstanding options at December 31, 2004 was approximately 5.9 years.

         Set forth in the table that follows is information relating to options granted under the Non-Qualified Stock Option Plan to the President and Chief Executive Officer during the year ended December 31, 2004.

--------------------------------------------------------------------------------
                        OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------

                                INDIVIDUAL GRANTS
--------------------------------------------------------------------------------
                            PERCENT OF
                           TOTAL OPTIONS   EXERCISE
                            GRANTED TO        OR                     GRANT DATE
                 OPTIONS   EMPLOYEES IN   BASE PRICE   EXPIRATION  PRESENT VALUE
           NAME  GRANTED       2004          ($)(1)      DATE         ($)(2)
--------------------------------------------------------------------------------
Mark W. Jaindl   10,000        71.4           8.69     1/02/2014      22,200
-------------------------------------------------------------------------------

-----------
(1) The exercise price of the options is equal to the fair market value of the underlying shares on the date of the award.
(2) Based on a grant date present value of $2.22 per share derived using the Black-Scholes option pricing model with the following assumptions: volatility of 27%; risk free rate of return of 4.24%; dividend yield of 1.16% and a 10-year option life.

         Set forth in the table that follows is certain information concerning options outstanding to the President and Chief Executive Officer at December 31, 2004.

--------------------------------------------------------------------------------
               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------
                                               NUMBER OF    VALUE OF UNEXERCISED
                                              UNEXERCISED      IN-THE-MONEY
                                               OPTIONS AT      OPTIONS AT
                                                YEAR-END       YEAR-END(1)
                                              EXERCISABLE/     EXERCISABLE/
                 SHARES ACQUIRED    VALUE     UNEXERCISABLE   UNEXERCISABLE
      NAME        UPON EXERCISE    REALIZED        (#)              ($)
--------------------------------------------------------------------------------
Mark W. Jaindl       36,000        $192,240     124,750/-0-   $356,000 / $-0-
--------------------------------------------------------------------------------

-----------
(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of common stock that would be received upon exercise, assuming such exercise occurred on December 31, 2004, at which date the last trade price of the common stock as quoted on the Nasdaq SmallCap Market was $8.60.

         EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. American Bank has established an employee stock ownership plan. Employees with at least one year of employment with American Bank and who have attained age 21 are eligible to participate. Participants in the employee stock ownership plan receive credit for vesting purposes for each calendar year of continuous employment with American Bank in which the employee completed 1,000 hours of service prior to the effective date of the employee stock ownership plan. A participant is 20% vested in his/her benefits after three years of service and in an additional 20% for each subsequent year until a participant is 100% vested after seven years. A participant is also 100% vested in his benefits upon normal retirement (as defined in the employee stock ownership plan), early retirement, disability or death. A participant who terminates employment before becoming fully vested will forfeit his or her non-vested benefits under the employee stock ownership plan. Benefits are payable in the form of common stock and cash or, at the election of the participant, in common stock only or cash only, upon separation from service. American Bank's contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits, and, therefore, benefits payable under the employee stock ownership plan cannot be estimated.

         In connection with the establishment of the employee stock ownership plan, American Bank appointed a committee of non-employee directors to administer the employee stock ownership plan, and to appoint a trustee. The employee stock ownership plan trustee, subject to its fiduciary duty, must vote all allocated shares held in the employee stock ownership plan in accordance with the instructions of participating employees. Under the employee stock ownership plan, nondirected shares, and shares held in the suspense account, will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA.

         EMPLOYMENT AGREEMENT. American Bank has entered into an employment agreement with its President and Chief Executive Officer for a three-year term, which automatically extends by one day for each day of the contract term. American Bank can terminate the executive's employment for cause at any time without obligation under the agreement. If employment is terminated without cause or following a change in control, American Bank shall pay the executive's salary for the remaining term of the agreement. The agreement includes restrictions on competition and confidentiality following termination of employment.

         NON-QUALIFIED DEFERRED COMPENSATION PLAN FOR SENIOR EMPLOYEES. The Bank established a Non-qualified Deferred Compensation Plan for Senior Employees (the "Plan"), effective January 1, 2003, for senior employees designated by the Board of Directors. Each year, the Bank may, but is not required to, make discretionary contributions to the Plan on behalf of participants. The rate of return credited to participants' accounts each year is equal to the one-year treasury yield, unless, in the Board of Directors' sole discretion, a higher rate of earnings shall be credited. A participant will vest in his account at the rate of 10% per year, beginning the first day of the second year following the initial contribution, and become fully vested after ten years of participation in the Plan. A participant's account will become fully vested upon a participant's death, disability, retirement at or after attaining age 65, or due to a change in control. In the event a participant is terminated for cause or violates the Plan's provisions on non-disclosure, trade secrets and non-solicitation, his account would be forfeited. Upon the later of the participant's attainment of age 65 or termination of services due to retirement, or at such other date as approved by the Board of Directors, the Bank will distribute the amount credited to the participant's account, commencing or within 60 days following the last day of the month of such termination, or within a reasonable period of time thereafter as American Bank and the participant will determine. In the event of a participant's death or disability, American Bank will commence distribution within 60 days of notice of the participant's death or determination of disability. Benefits under the Plan will be paid in five installments or in a lump sum, at the Board's discretion. A participant may request distribution of benefits in a lump sum; however, the determination as to whether to grant such request rests solely with the Board, and if granted, the lump sum distribution will be conditioned on the participant's entering into a two-year non-compete agreement. For as long as the participant participates in the Plan as an employee of the Bank or while receiving benefits under the Plan, the participant will be bound by the non-disclosure/trade secret and non-solicitation provisions of the Plan.

INCENTIVE COMPENSATION

         Incentive compensation bonuses paid to executive officers, other officers, and staff are determined and paid at the sole discretion of the Board of Directors, typically on an annual basis. Total incentive compensation bonuses paid to all employees was $138,517, $60,409 and $89,500 for the years ended December 31, 2004, 2003 and 2002, respectively.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         The common stock of the Company is registered with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement of the failure of an officer, director or 10% beneficial owner of the Company's common stock to file a Form 3, 4, or 5 on a timely basis. Director Daivd M. Jaindl filed a Form 4 to reflect one late purchase of trust preferred securities. Based on the Company's review of ownership reports, no other officer, director or 10% beneficial owner of the Company failed to file ownership reports as required for the year ended December 31, 2004.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

         American Bank leases the premises for its principal office under a five-year operating lease agreement expiring November 2007. American Bank has the option to extend the lease agreement for four additional five-year lease terms. American Bank is responsible for its direct or proportionate share of real estate taxes, insurance, utilities and maintenance and repairs on the building. The lessor is the Estate of Frederick J. Jaindl, former Chairman of the Board and a principal stockholder of American Bank Incorporated, who passed away on March 29, 2004. The minimum lease payments due in 2005 under the original terms of the lease are $343,000.

         American Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with its executive officers, directors, principal stockholders, their immediate families and affiliated companies (commonly referred to as related parties), on the same terms, including interest rates, as those prevailing at the time for comparable transactions with others.

     PROPOSAL II - RATIFICATION OF APPOINTMENT OF THE INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

         The Audit Committee of the Company has approved the engagement of Beard Miller Company LLP as the Company's independent registered public accounting firm for the year ending December 31, 2005, subject to the ratification of the engagement by stockholders. A representative of Beard Miller Company LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he so desires.

FEES PAID TO BEARD MILLER COMPANY LLP

         Set forth below is certain information concerning aggregate fees billed for professional services rendered by Beard Miller Company LLP during 2004 and 2003:

         AUDIT FEES. The aggregate fees billed to the Company by Beard Miller Company LLP for professional services rendered by Beard Miller Company LLP for the audit of the Company's annual financial statements, review of the financial statements included in the Company's Quarterly Reports on Form 10-QSB and services that are normally provided by Beard Miller Company LLP in connection with statutory and regulatory filings and engagements was $48,969 and $57,882 during the years ended December 31, 2004 and 2003, respectively.

         AUDIT RELATED FEES. The aggregate fees billed to the Company by Beard Miller Company LLP for assurance and related services rendered by Beard Miller Company LLP that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in "Audit Fees," above, was $-0- and $-0- during the years ended December 31, 2004 and 2003, respectively.

         TAX FEES. The aggregate fees billed to the Company by Beard Miller Company LLP for professional services rendered by Beard Miller Company LLP for tax compliance, tax advice and tax planning was $13,127 and $7,792 during the years ended December 31, 2004 and 2003, respectively. These services primarily included the preparation of tax returns and review of quarterly tax provisions.

         ALL OTHER FEES. The aggregate fees billed to the Company by Beard Miller Company LLP that are not described above was $-0- and $-0- during the years ended December 31, 2004 and 2003.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF INDEPENDENT AUDITOR

         The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. For the years ended December 31, 2004 and 2003, 100% of audit related fees, tax fees and all other fees were approved by the Audit Committee prior to engagement.

         The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax services rendered, is compatible with maintaining Beard Miller Company LLP's independence. The Audit Committee concluded that performing such services does not affect Beard Miller Company LLP's independence in performing its function as auditor of the Company.

         In order to ratify the selection of Beard Miller Company LLP as the independent registered public accounting firm for the year ending December 31, 2005 the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF BEARD MILLER COMPANY LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2005.

                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 4029 West Tilghman Street, Allentown, Pennsylvania 18104, no later than November 28, 2005. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

         Under the Company's Bylaws, certain procedures are provided which a stockholder must follow to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to bring a proper subject of business before the meeting, must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not later than ninety (90) days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of the Company's Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.

                                  MISCELLANEOUS

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2004, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN OR TELEPHONIC REQUEST TO SANDRA A. BERG, CORPORATE SECRETARY, 4029 WEST TILGHMAN STREET, ALLENTOWN, PENNSYLVANIA 18104, (610) 366-1800.

                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             /s/ Sandra A. Berg
                                             ------------------
                                             Sandra A. Berg
                                             Corporate Secretary
Allentown, Pennsylvania
March 25, 2005

                                      PROXY

                           AMERICAN BANK INCORPORATED
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 20, 2005

         The undersigned hereby appoints the official proxy committee of the Board of Directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at The Holiday Inn West, Route 100 and Interstate 78, Fogelsville, Pennsylvania on April 20, 2005, at 9:00 a.m. local time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                                                VOTE
                                                     FOR       WITHHELD
                                                   -------    --------
                                                  (except as
                                                   marked to
                                                     the
                                                   contrary
                                                    below)

1. The election as Directors of Mark W. Jaindl,
   Anne M. Jaindl and J. Scott Pidcock, each to
   serve for a three-year term.                    [  ]        [  ]


INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.


______________________________

______________________________
                                                      FOR     AGAINST    ABSTAIN
2. The ratification of Beard Miller Company LLP as   -----    -------    -------
   the independent registered public accounting       [  ]     [  ]       [  ]
   firm for the year ending December 31, 2005.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED AND RETURNED, WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.
===============================================================================

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated March 25, 2005, and audited financial statements.


Dated: _________________________               [  ] Check Box if You Plan
                                                    to Attend Annual Meeting


_______________________________                _________________________________
PRINT NAME OF STOCKHOLDER                      PRINT NAME OF STOCKHOLDER


_______________________________                _________________________________
SIGNATURE OF STOCKHOLDER                       SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.


================================================================================

           PLEASE COMPLETE AND DATE THIS PROXY AND RETURN IT PROMPTLY
                    IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

================================================================================